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                                                                    Exhibit 5.1

                      [LETTERHEAD OF HOLLAND & KNIGHT LLP]



                                January 12, 2000



Romac International, Inc.
120 West Hyde Park Place, Suite 150
Tampa, Florida 33604


Re: Registration Statement on Form S-8

Gentlemen:

         We refer to the Registration Statement (the "Registration Statement") on Form S-8 filed today by Romac International, Inc., a Florida corporation (the "Company"), with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of $30,000,000 Deferred Compensation Obligations (the "Obligations") and an aggregate of 28,000 shares (the "Shares") of the authorized common stock, par value $.01 per share, offered to certain employees of the Company pursuant to the Company's kforce.com Deferred Compensation Plan (the "Plan").

         In connection with the foregoing registration, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, and representatives of the Company, and other documents as we deemed necessary to deliver the opinion expressed below.

         Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that:

         1. Upon completion of the actions being taken or contemplated to be taken in administering the Plan, the Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, garnishment or other creditors' rights.

         2. The Shares will be, when and if issued in accordance with the exercise of options granted under the Plan, duly authorized, validly issued, and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                                            HOLLAND & KNIGHT LLP